# Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "NORTH LION HOLDING CORP.", FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF JUNE, A.D. 2014, AT 1:10 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

5557835 8100

140877766

AUTHENTICATION: 1483551

DATE: 06-24-14

You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:10 PM 06/24/2014
FILED 01:10 PM 06/24/2014
140877766 - 5557835 FILE

# STATE OF DELAWARE

# CERTIFICATE OF INCORPORATION
# OF
# NORTH LION HOLDING CORP.
## A STOCK CORPORATION

**FIRST:** The name of the Corporation is:

NORTH LION HOLDING CORP.

**SECOND:** The address of the Corporation's registered office in the State of Delaware is 2915 Ogletown Road, in the City of Newark, County of New Castle, 19713. The name of its registered agent at such address is CorpoMax Inc.

**THIRD:** The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

**FOURTH:** The total number of shares of stock which the Corporation shall have authority to issue is One Thousand Five Hundred (1,500). All such shares are to be Common Stock, with no par value, and are to be of one class.

**FIFTH:** The incorporator of the Corporation is CorpoMax Inc., represented by Vincent Allard, President, whose mailing address is 2915 Ogletown Road, Newark, Delaware 19713.

**SIXTH:** Unless and except to the extent that the bylaws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

**SEVENTH:** In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter and repeal the bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise.

**EIGHTH:** A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

**I, THE UNDERSIGNED**, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand on June 24, 2014.

**CORPOMAX INC.,** INCORPORATOR
**BY VINCENT ALLARD, PRESIDENT**